UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
Former name, former address and former fiscal year, if changed since last report: N/A
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 11, 2019, Tucson Electric Power Company (TEP) entered into a credit agreement with Truist Bank, as administrative agent, SunTrust Robinson Humphrey Inc. as sole lead arranger, and a group of lenders (2019 Credit Agreement). The 2019 Credit Agreement provides for a $225 million term loan commitment. Any amounts borrowed under the term loan commitment must be drawn during the period from the effective date to March 10, 2020 (Availability Period). TEP may request up to two borrowings during the Availability Period. All loans made pursuant to the term loan commitment will be due and payable on December 9, 2020, the termination date for the 2019 Credit Agreement. Amounts paid or repaid with respect to the loans may not be reborrowed.
The 2019 Credit Agreement is intended to supplement TEP’s liquidity during a period of increased capital spending and to provide funds: (i) to complete the purchase of Gila River Unit 2 Generating Station; (ii) to make payments for the construction of the wind-powered electric generation facility known as the Oso Grande project; and (iii) for other general corporate purposes.
Loans under the 2019 Credit Agreement bear interest at a variable interest rate consisting of an Alternate Base Rate or, for Eurodollar loans, a spread of 0.55% over LIBOR. Alternate Base Rate is equal to the greater of: (i) Truist Bank’s prime lending rate; (ii) the federal funds rate plus ½ of 1%; (iii) adjusted LIBOR for an interest period of one month plus 1%; and (iv) zero percent.
The 2019 Credit Agreement is unsecured and ranks equal to TEP’s other senior unsecured debt obligations. The 2019 Credit Agreement contains a number of covenants which restricts TEP and its subsidiaries, including restrictions on liens, mergers and sale of assets. The 2019 Credit Agreement also requires TEP not to exceed a maximum leverage ratio. Under the terms of the 2019 Credit Agreement, TEP may pay dividends to UNS Energy Corporation, TEP's parent company, so long as it maintains compliance with the agreement.
Upon the occurrence and continuance of an event of default under the 2019 Credit Agreement, outstanding borrowings may become immediately due and payable. Events of default include the failure to make payments required thereunder or to comply with the covenants contained therein, change in control, as defined therein, or certain bankruptcy events with respect to TEP or certain subsidiaries. In addition, an event of default would include the failure of TEP or certain subsidiaries to make required payments on indebtedness in excess of $40 million or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
4.1	Credit Agreement, dated as of December 11, 2019, among Tucson Electric Power Company, Truist Bank, as administrative agent, and a group of lenders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: December 13, 2019	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)